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                                                                    Exhibit 23.1

                              Accountant's Consent


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998, included in Citizens National Bank of Texas's Form 10-K for the year ended December 31, 1997, and all references to our Firm included in this registration statement and in the Proxy Statement and Prospectus.

                                    /s/ Mann Frankfort Stein & Lipp, P.C.
                                    Mann Frankfort Stein & Lipp, P.C.

Houston, Texas
April 14, 1998